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         Exhibit 3 - Amended and Restated By-Laws (as of April 9, 2001)

                             BASE TEN SYSTEMS, INC.

                                     BY-LAWS


                              ARTICLE I - OFFICERS

                  Section 1. The Corporation shall maintain its principal office at One Electronics Drive, Trenton. New Jersey. The Corporation may also, have offices in such other places, in the United States or elsewhere, as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                ARTICLE II - SEAL

                  Section 1. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the words and numerals "Incorporated New Jersey 1966" in the center.



                      ARTICLE III - MEETING OF STOCKHOLDERS

                  Section 1. Meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation in the State of New Jersey, or at such other place within or without the State of New Jersey as may, from time to time be designated by its Board of Directors. (As amended March 15, 1994.)

                  Section 2. The Annual Meeting of the Stockholders of the Corporation shall take place each year on or before the last day of the eighth month after the close of the fiscal year on such specific date and at such time and place as shall be fixed by resolution of the Board of Directors. The Annual Meeting shall be called to order between the hours of 9 a.m. and 5 p.m. Any business which may properly be brought before the meeting of the Stockholders may be considered and transacted at the Annual Meeting. (As amended April 9, 2001.)

                  Section 3. Special meetings of the Stockholders may be called by the Chairman of the Board, the President, or by a majority of the Board of Directors, or by holders of record of not less than one-fourth of the stock having voting power of the Corporation entitled to vote at such special meeting.

                  Section 4. Written notice of all meetings of the Stockholders shall be mailed to or delivered to each stockholder entitled to vote thereat at least ten days prior to the meeting. Such notice shall state in general terms the purposes for which the meeting is to be held.

                  Section 5. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by a proxy which shall be executed in writing by the shareholder or his agent.

                  Section 6. Subject to the requirements of law, only those persons shall be entitled to vote at any meeting in whose names entitled to vote stand on the corporation's stock records on the record date for voting fixed in accordance with Article VII of these By-Laws.

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                  When a quorum is present at any meeting, the vote of the
holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Each stockholder shall at every meeting of the stockholders be entitled to such votes in person or by proxy as he may be empowered to cast by the Certificate of Incorporation.

                  Section 7. A quorum for the transaction of business at any meeting shall be comprised of the presence, in person or by proxy, of the holders of the majority of the voting power. If, however, any business comes before the meeting requiring approval (under applicable law or the Certificate of Incorporation) of the holders of any class of capital stock voting as a separate class, then the presence in person or by proxy, of the holders of a majority of the outstanding shares of that class is necessary to transact that business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 8. The Chairman presiding at any meeting of stockholders shall have power, in his discretion, to appoint one or more persons to act as inspectors or tellers, to receive, canvass and report the votes cast by the stockholders at such meeting; but no candidate for the office of Director shall be appointed as inspector or teller at any meeting for the election of Directors.

                  Section 9. The Chairman of the Board of Directors of the Corporation, and, in his absence, the President shall preside at all meetings of the stockholders; and, in the absence of the Chairman of the Board of Directors and the President, the vote of a majority of the stock having voting power, present or represented by proxy, shall elect a Chairman.

                  Section 10. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; and, in his absence, the Chairman shall appoint a person to act as Secretary of the meeting.

                         ARTICLE IV - BOARD OF DIRECTORS

                  Section 1. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three or more than ten. (As amended February 1, 1993.) Within such limits, the number of Directors shall be determined by resolution of the Board of Directors. The Directors shall be elected at the annual shareholders' meetings, except as provided in the second paragraph of this Article. Directors need not be shareholders. The Directors shall be divided into three classes, each consisting of one-third of such Directors as nearly as may be. At the annual shareholders' meeting 1978, one class of such Directors shall be elected for a one-year term, one class for a two-year term, and one class for a three-year term. At each succeeding annual shareholders meeting beginning in 1979, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of such Directors is changed, an increase in such Directors shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and any additional Director of any class shall hold office for a term which shall coincide with the remaining term of such class. A Director shall old office until the annual meeting for the year in which his term expires and until his success shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Directors may be removed by the shareholders only for cause, in accordance with the law.

                  Section 2. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director, or otherwise, or any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship. Any Director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

                  Section 3. The Board of Directors may hold meetings and keep the books of the Corporation outside the State of New Jersey. But, unless otherwise specified in the notice of the meeting, all meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of New Jersey.

                  Section 4. A meeting of the newly elected Board of Directors, of which no notice shall be necessary provided a majority of the whole Board shall be present, shall be held immediately following the Annual Meeting of the Stockholders or immediately following any adjournment thereof at which the Board of Directors shall have been elected for the ensuing year for the purpose of the organization of the newly elected Board, and the appointment of officers for the ensuing year, and for the transaction of such other business as may conveniently and properly be brought before such meeting.

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                  Section 5. Regular meetings of the Board of Directors shall be held at such times and places as shall, from time to time, be fixed by resolution adopted by the Board and no notice of such regular meetings need be given.

                  Section 6. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by any two Directors.

                  Section 7. Written notice of the time, place and purposes of any special meeting of the Board of Directors shall be given to the Directors by the Secretary at least five days before the meeting, if mailed, or at least two days if delivered personally or by telegram. It shall be the duty of the Secretary, notwithstanding notice thereof be not required, also to give like notice in like manner of the time and place of regular meetings of the Board.

                  Section 8. A majority of the whole Board of Directors shall constitute a quorum at any meeting of the Board. Every act or decision done or made by a majority of the directors present at a meeting of the Board duly held, at which a quorum is present, shall be the act of the Board of Directors.

                  Section 9. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent to such action. Such written consent or consents to such action shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                  Section 10. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 11. The Board of Directors shall have power to fix compensation to Directors for attendance upon meetings of the Board of committees thereof. Traveling expenses of members incurred in attendance thereon may be paid by the Corporation with the approval of the Board of Directors.

                  Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to:

                  a.  make, alter or repeal any by-law of the Corporation;

                  b. elect or appoint any director, or remove any office or director;

                  c. submit to shareholders any action that requires shareholders' approval; or

                  d. amend or repeal any resolution theretofore adopted by the board which by its terms is amended or repealable only by the board.

                  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors when required. (Adopted January 7, 1981.)

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                              ARTICLE V - OFFICERS

                  Section 1. The officers of the Corporation shall be a Chairman of the Board or Co-Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and such other assistant and/or subordinate officers as the Board may from time to time appoint. Any two or more offices may be held by the same person. (As amended October 13, 1997.)

                  Section 2. The officers shall be chosen by the Board of Directors to hold office for one year and until their successors shall be elected for appointed and shall qualify. Any officer chosen by the Board of Directors may be removed from office at any time by the affirmative vote of two-thirds of the whole Board of Directors.

                  Section 3. The Chairman or Co-Chairman of the Board shall preside at all meetings of the Board of Directors, if present, and in general perform all duties incidental to the office of the Chairman of the Board, and shall perform such other duties as may be prescribed, from time to time, by the Board of Directors. In the event that there are then Co-Chairman of the Board, then the duties incidental to the office of the Chairman of the Board and the other duties prescribed for the Chairman of the Board by these By-Laws or by the Board of Directors, shall be allocated between and performed by such Co-Chairmen as the Board of Directors shall from time to time determine. Subject to the immediately foregoing sentence of this Section 3, whenever in these By-Laws a reference is made to the Chairman of the Board of Directors, such reference shall, if there are then Co-Chairmen of the Board, be deemed a reference to each of such Co-Chairmen. (As amended October 13, 1997.)

                  Section 4. The President shall be the principle executive officer in charge of the administration and operations of the Corporation. He shall exercise such duties as customarily pertain to the office of President and shall have general and active management of the administration and operations, subject to the supervision and control of the Board of Directors, and he shall perform such other duties as may be described, from time to time, by the Board of Directors.

                  Section 5. In the absence of the President of the Corporation or in the event of his death or inability or refusal to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions on the President.

                  When there is more than one Vice President, each of them shall so service in the capacity of the President in the order designated at the time of their election or, in the absence of any designation at the time of their election, in the order of their election.

                  The Vice President or Vice Presidents shall perform such other duties as, from time to time, may be assigned by the President or by the Board of Directors.

                  Section 6. The Treasurer shall be the chief financial and accounting officer and shall have general custody of the corporate funds and securities and general supervision of the collection and disbursement of funds of the Corporation and of the accounts of the Corporation.

                  The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, if required by the Board of Directors, give bond for the faithful performance of his duty in such sum and with such surety as may be approved by the Board of Directors.

                  Section 7. The Secretary shall attend meetings of the Stockholders and Board of Directors and record the same in the Minute Book of the Corporation. He shall cause notice to be given of meetings of the Stockholders and of the Board of Directors. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, and shall have such other powers and duties as generally pertain to the office of Secretary. He shall be sworn to the faithful discharge of his duties.

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                  Section 8. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors and/or the Executive Committee. All checks or other orders for the payment of money shall be signed by the Chairman of the Board, the President, any Vice President, the Treasurer, or such other person or agent as may from time to time be thereunto authorized by the Board of Directors and/or the Executive Committee, with such countersignature, if any, as may be required by the Board of Directors and/or the Executive Committee. Before checks or other orders for the payment of the funds of the Corporation are issued, vouchers therefore shall duly be certified as correct in accordance with the practice of the Corporation.

                  Section 9. The Chairman of the Board, the President, any Vice President, the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors or the Executive Committee, shall have power to sign and execute on behalf of the Corporation, deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

                  Section 10. The Board of Directors may delegate the powers or duties of any officer, in case of his absence or disability, to another officer or a director for the time being.

                  Section 11. In case any office shall become vacant, the Board of Directors shall have the power to fill such vacancy.

                  Section 12. The Chairman of the Board, the President, any Vice President, the Treasurer, or such other officer or person as shall be authorized by the Board of Directors or the Executive Committee, shall have power of authority on behalf of the Corporation to attend and to vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

                ARTICLE VI - STOCK CERTIFICATES; TRANSFER AGENTS

                  Section 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may, from time to time, prescribe and shall be signed by the President or a Vice President and by the Treasurer, the Secretary, or Assistant Secretary or shall bear the facsimile signatures of such officers. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

                  Section 2. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by duly authorized attorney, and upon the surrender of such certificates properly endorsed.

                  Section 3. In case any certificates for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given as shall be deemed necessary or advisable by it.

                  Section 4. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

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                   ARTICLE VII - CLOSING TRANSFER BOOKS, ETC.

                  Section 1. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty
(60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date of the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and vote at such meeting, or to receive payment of such dividend or allotment or rights, or exercise such rights as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  Section 2. If the transfer books have not been closed or no date has been fixed as a record date for the determination of the stockholders entitled to vote, as herein provided, no share of stock shall be voted on at any election of directors, after the first election, which has been transferred on the books of the Corporation within sixty (60) days next preceding such election of Directors.

                           ARTICLE VIII - FISCAL YEAR

                  Section 1. The fiscal year of the Corporation shall commence on the first day of January and end on the 31st day of December in each calendar year. The Board of Directors shall have the power to fix, and from time to time, change the fiscal year of the Corporation. (As amended February 3, 2000.)

                           ARTICLE IX - MISCELLANEOUS

                  Section 1. Any notice required to be given to any stockholder, Director or officer under the provisions of these By-Laws or otherwise shall (subject to the provisions of law and of the Certificate of Incorporation of the Corporation) be deemed to be sufficiently given if such notice be written or printed and be deposited in the post office addressed to such stockholder, director or officer at his address as the same appears on the books of record of the Corporation, or such notice may be sent by telegram, and the mailing of such notice or posting of such telegram or radiogram, as the case may be, shall constitute due notice.

                  Section 2. Any notice required to be given under the provisions of these By-Laws or otherwise may (subject to the provisions of law and the Certificates of Incorporation of this Corporation) be waived by the stockholder, director or officer to whom such notice is required to be given.

                  Section 3. At any meeting of stockholder or directors of the Corporation, if less than a quorum be present, the vote of a majority of the stock having voting power present or represented by proxy, shall nevertheless have power to adjourn such meeting.

                     ARTICLE X - INDEMNIFICATION; INSURANCE

                  Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted by law, and shall advance expenses incurred by such person in any such action to the maximum extent permitted by law in accordance with the procedures provided by applicable law.

                  Section 2. To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

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                  Section 3. The indemnification provided by this Article X
shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such person.

                  Section 4. The Corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X. Nothing in this Section 4 shall obligate the Corporation to indemnify any person to any extent other than as provided in Sections 1, 2, 3 and 4 of this Article X.

                        ARTICLE XI - AMENDMENT OF BY-LAWS

Section 1. The Board of Directors shall have power, subject to the reserved power of the stockholders to alter or repeal the same, to make and alter the By-laws of the Corporation.


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